UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2006

AMERICAN STANDARD COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 19, 2006, American Standard Companies Inc., a Delaware corporation (the “Company”) was informed by the New York Stock Exchange (“NYSE”) that Section 303A.02(a) of the NYSE Listed Company Manual requires that the Company’s categorical standards for director independence be published in the Company’s annual proxy statement instead of being incorporated by reference from the Company’s web site. The Company’s Definition of Director Independence is more strict than NYSE’s director independence requirements, and the Company believes that its May 3, 2006 Proxy Statement disclosure was not materially different than that required by the NYSE Listed Company Manual. However, after consultation with the NYSE, the Company has determined to make the disclosure specified by the NYSE in this current report on Form 8-K.

A copy of the Company’s Definition of Director Independence, which remains unchanged from that incorporated by reference in the Company’s May 3, 2006 Proxy Statement is set forth below. Each of the Company’s directors other than Frederic M. Poses, the Company’s Chairman and Chief Executive Officer, satisfies the Company’s Definition of Director Independence.

American Standard Companies Inc.

Definition of Director Independence

The following definition of Director Independence was adopted by the Board on February 6, 2003, and revised on February 4, 2004 and February 3, 2005:

The New York Stock Exchange listing rules define “Independent Director” as a director who has no material relationship with the Corporation that may interfere with the exercise of the director’s independent judgment. To assist the Board in making determinations of director independence for all purposes, including under the securities laws and regulations applicable to the Corporation, the New York Stock Exchange listing rules and the Corporation’s Corporate Governance Guidelines, the Board hereby adopts the following standards:

1.	In general, the guiding principle of American Standard is that the only money or perquisites received, directly or indirectly, by independent directors or their immediate family members from the Corporation is the remuneration directly related to the director’s service as a director of American Standard.

2.	Without limiting the foregoing, a director shall not qualify as “independent” if any of the following are true.

(i)	The director or an immediate family member is, or within the past three years was, an officer or employee of the Corporation.

(ii)	The director or an immediate family member is, or within the past three years has been, affiliated with or employed by the Corporation’s auditor or any other entity that, within the past three years, acted as the Corporation’s auditor.

(iii)	The director is, or within the past three years has been, part of an “interlocking directorate”: which means (x) an officer of the Corporation serves or served on the compensation committee of another company that concurrently employs or employed the director or an immediate family member or (y) an officer of the Corporation served as a director of another company at the same time that one of the officers of the other company was on the compensation committee of the Corporation.

(iv)	The director or an immediate family member has received any compensation from the Corporation during any of the past three years other than compensation and benefits, including deferred compensation and pension benefits, directly related to his or her Board service.

(v)	The director is a current partner in, or a significant shareholder, officer or employee or the director’s immediate family member is a current executive officer, of any company to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from such entity’s investments in the Corporation’s securities) in any of the last three fiscal years that exceeded the greater of $1 million or 2% of the Corporation’s or such other business’ consolidated gross revenue.

(vi)	The director or an immediate family member is a director or officer of a tax-exempt organization to which the Corporation’s contributions exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenue in any of the last three fiscal years (other than matching employee contributions through the Corporation’s matching gifts program).

For purposes of clauses (i) and (iii) above, employment of a family member in a non-officer position does not preclude the Board from determining that a director is independent. For purposes of clause (ii) above, employment of a director or an immediate family member by, or affiliation with, the Corporation’s auditor within the last three years (but not currently) does not preclude the Board from determining that a director is independent unless the director or immediate family member personally worked on the Corporation’s audit within that time.

For purposes of interpreting these standards, the Board has adopted the following definitions:

“Corporation” means American Standard Companies Inc. and/or any of its subsidiaries.

“immediate family member” means the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares his or her home.

“officer” has the meaning specified in Rule 16a-1(f) of the Securities Exchange Act of 1934, or any successor rule, or, for any entity that is not an “issuer” as defined in the Rule, a person who performs functions similar to an “officer” as defined in such Rule.

“significant shareholder” of any entity means a person who is the direct or indirect beneficial owner of more than 10% of the equity interests of the entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

By:	/s/ Mary Elizabeth Gustafsson
Name:	Mary Elizabeth Gustafsson
Title:	Senior Vice President, General Counsel and Secretary

DATE: September 19, 2006